Exhibit 99.2

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.
CONDENSED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31
	2015	2014*
Assets

Current Assets:
Cash and cash equivalents	$169	$4,882
Inventory	91,170	71,714
Other current assets	15,679	6,674
Total current assets	107,018	83,270

Property, Plant and equipment, net	3,786,450	4,141,437

Total assets	$3,893,468	$4,224,707

Liabilities and Stockholders’ Equity

Current Liabilities:
Short term notes payable - related parties	$1,468,489	$1,611,653
Accounts payable and accrued expenses	51,443	35,677
Total current liabilities	1,519,932	1,647,330

Notes payable	209,862	155,979

Total liabilities	1,729,794	1,803,309

Commitments and Contingencies	--	--

Stockholders’ Equity:
Common stock, $2.71 par value; 154 shares authorized and
outstanding at March 31, 2015 and December 31, 2014, respectively	469	469
Additional paid-in capital	3,274,464	3,254,200
Accumulated other comprehensive loss	(595,689)	(368,919)
Accumulated deficit	(515,570)	(464,352)
Total stockholders’ equity	2,163,674	2,421,398

	$3,893,468	$4,224,707

* Derived from audited information.

The accompanying notes are an integral part of these unaudited condensed financial statements.

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31,
	2015	2014

Revenues, net	$--	$--

Operating Expenses
General and administrative expenses	30,954	23,064
Total operating expense	30,954	23,064

Operating Loss	(30,954)	(23,064)

Other Income (Expense):
Interest expense – related party	(20,264)	(22,579)
Total other income (expense)	(20,264)	(22,579)

Loss from operations before income taxes	(51,218)	(45,643)
Income taxes	-	-

Net loss	$(51,218)	$(45,643)

Statement of Comprehensive Income
Net loss	$(51,218)	$(45,643)
Other Comprehensive Income (loss)
Foreign currency translation adjustments	(226,770)	(96,833)
Comprehensive income (loss)	$(277,988)	$(142,476)

Pro Forma Earnings Per Share
Net loss	$(51,218)	$(45,643)
Pro forma loss per share	$(0.01)	$(0.01)
Pro forma weighted average shares outstanding	4,300,000	4,300,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.
STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2015		2014
Operating Activities:
Net loss		$(51,218)		$(45,643)
Adjustments to reconcile net loss to cash used in operations
Depreciation		--		58
Non-cash interest expense		20,264		22,579
Changes in assets and liabilities:
Inventory		(19,433)		(1,037)
Other assets		(10,080)		(8,029)
Accrued expenses		16,225		(20,822)
Net cash provided by (used) for operating activities		(44,242)		(52,894)

Investing activities:
Capital expenditures		(39,683)		(26,263)
Net cash provided (used) from investing activities		(39,683)		(26,263)

Financing activities:
Proceeds from notes payable - related parties		80,915		87,871
Proceeds from sale of common stock		--		86
Net cash provided by financing activities		80,915		87,957

Effect of exchange rates on cash and cash equivalents		(1,703)		(641)

Net increase (decrease) in cash and cash equivalents		(4,713)		8,159

Cash and cash equivalents at beginning of year		4,882		79

Cash and cash equivalents at end of year		$169		$8,238

Supplemental disclosure of cash flow information:
Cash paid for interest	$	---	$	---
Cash paid for taxes	$	---	$	---

The accompanying notes are an integral part of these unaudited condensed financial statements.

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1. The Company and Basis of Presentation

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L. (“Company”) was incorporated in Romania in 2012 in order to hold certain assets spun out of S.C. Piscicola Tour AP S.R.L by the former owners (see Note 4).  Except where the context otherwise requires, the “Company”, “we” and “our” refers to S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.  All of the assets, liabilities and operations of the Company from inception through to March 31, 2015 were in Romania.

In 2014 the Company commenced operations in the agriculture industry, the only operating segment of the Company, when it commenced farming operations of reeds on the property it owns outside of Constanta, Romania.  The reeds are able to be processed after purchase into insulation used in the construction of residential and commercial structures.  In June 2015 the Company is expanding its operations into aquaculture and later in 2015 expects to begin planning for a new luxury hotel on additional property it owns outside of Constanta, Romania.

In June 2015, as more fully described in Note 9, the Company became a subsidiary of Artex Corp.

 The financial statements for the periods ended March 31, 2015 and 2014 included herein are unaudited. Such financial statements reflect, in the opinion of management, all adjustments necessary to present fairly the financial position and results of operations and comprehensive income as of and for the periods indicated. All such adjustments are of a normal recurring nature. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2015 or for any other period. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The Company believes that the disclosures are adequate to make the interim information presented not misleading. These consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto included in this Form 8-K filing

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates pertain to costs included in inventory.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Inventory

Readily marketable inventories are agricultural commodity inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms. Readily marketable inventories are valued at fair value. These agricultural commodity inventories have quoted market prices in active markets, may be sold without significant further processing and have predictable and insignificant disposal costs. Changes in the fair values of merchandisable agricultural commodities inventories are recognized in earnings as a component of cost of goods sold.  As of March 31, 2015 and December 31, 2014, the Company had no readily marketable inventories.

Inventories other than readily marketable inventories are stated at the lower of cost or market by inventory product class. Cost is determined using primarily the first in-first out method.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the assets’ estimated useful lives. Principal useful lives are as follows:

Buildings	Held for development
Machinery and equipment	4 - 12 years
Vehicles	4 - 8 years

Normal maintenance and repairs for property and equipment are charged to expense as incurred, while significant improvements that increase the useful life or increase the productive capacity of the asset are capitalized.

Foreign Currency Translation

In Romania, our local currency is also our functional currency and thus our financial statements are translated into U.S. dollars using current exchange rates. The U.S. dollar effects that arise from translating the net assets of the company at changing rates are recorded in the foreign currency translation account, which is included in Accumulated other comprehensive income (loss) (“AOCI”) and reflected as a separate component of equity.

Impairment or Disposal of Long-Lived Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. The Company has evaluated the carrying values of its assets as of December 31, 2014 and has determined that no impairment is required.

Pro Forma Financial Information

As discussed in Note 1 and Note 9, upon closing of the Merger, the financial statements of Artex Corp. became those of the Company.  Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), pro forma earnings per share information on the face of the statement of operations and comprehensive income has been presented which reflects the impact of the Company's change in capital structure as if it had occurred at the beginning of the financial statement periods, January 1, 2014.

Note 3. Inventory

The following table shows our inventories, at lower of cost or market:

	March 31,	December 31,
	2015	2014

Reed costs	$84,910	$59,540
Fuel	5,373	10,716
Other	887	1,458
	$91,170	$71,714

At March 31, 2015, the Company had completed the harvest of reeds on its property and had accrued $3,686 of post-harvest costs into inventory (see Note 5).

Note 4. Property, Plant and Equipment

In 2011, the predecessor entity to the Company acquired certain property and equipment included in the table below under “Buildings and related structures (idle and held for development)” from an unrelated third party for a purchase price of Euro 3.5 million.  In March 2012, the predecessor entity created three brother sister companies, of which one was our Company and spun the companies out to the owner of the predecessor company.  Immediately after the creation of our Company, the predecessor company then transferred those assets noted below and certain related liabilities (see Note 6) at their historical cost to our Company.  In 2014, the prior owner of the Company sold all of the then outstanding shares to the new owner (see Note 7).

Fixed assets consist of the following:

	March 31,	December 31,
	2015	2014

Land	$9,890	$-
Buildings and related structures (idle and held for development)	3,681,900	4,064,026
Machinery and equipment	45,600	36,796
Vehicles	64,521	53,147
	3,801,911	4,153,969
Less accumulated depreciation	(15,461)	(12,532)
	$3,786,450	$4,141,437

For the three months ended March 31, 2015 and March 31, 2014, depreciation expense was $4,162 and $191, respectively, of which $4,162 and nil was included in reed costs inventory as of March 31, 2015 and 2014.  The Company will commence depreciation on the buildings and related structures upon completion of work required to bring them to a usable state in its agriculture businesses.

Note 5. Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	March 31,	December 31,
	2015	2014

Accounts payable	$16,781	$-
Accrued payroll and related taxes	3,344	5,177
Accrued post-harvest inventory costs	3,686	--
Accrued professional fees	27,632	30,500
	$51,443	$35,677

Note 6. Notes Payable – Related parties

In 2011, the predecessor company to our company was advanced approximately $1.6 million from S.C. Rondo Invest S.R.L., a company affiliated directly with the former owner of the Company, to fund part of the Euro 3.5 million purchase price of the assets more fully described in Note 4.  In 2012, upon formation of the Company and transfer of the buildings and related structures, the predecessor also transferred the related party advance to the Company.  In July 2014, the new owner of the Company acquired the related party advance directly from S.C. Rondo Invest S.R.L and entered into a formal short term note with the Company.  The note has a 1 year maturity, is non-interest bearing and is unsecured.

In 2014, the Company received gross proceeds of approximately $236,000 and issued 1 year promissory notes in an aggregate amount of $80,000 and three year promissory notes of $156,000.  All of the notes are unsecured and are non-interest bearing.  In 2014, the majority shareholder of the Company made payments directly to suppliers for approximately $67,000 and entered into 1 year unsecured, non-interest bearing notes for those amounts.

In the three months ended March 31, 2015, the Company received gross proceeds of approximately $74,000 and signed promissory notes in the aggregate principal amount of $60,000 in three year notes and approximately $14,000 in 1 year notes.  All of the notes are non-interest bearing.

In the three months ended March 31, 2015 and 2014, the Company imputed interest of $20,269 and $22,579, respectively.

Note 7. Stockholders’ equity

In March 2012, the Company was formed and issued 126 shares, par value of approximately $2.71 per share to its sole owner.  In March of 2014, the Company sold 24 shares of its common stock at their par value to AJX Solutions, Ltd.  In July 2014, AJX Solutions, Ltd entered into a transaction with the prior sole owner to acquire all 126 shares held by the prior owner, at which point AJX Solutions, Ltd. became the sole shareholder of the Company.  In October 2014, the Company sold 4 shares of its common stock to Nicolae Bratu at their par value.

To date, the Company has not issued any preferred stock, nor has it issued any options, warrants or other instruments convertible into its common stock.

Note 8. Concessions and leases

On October 22, 2014, the Company entered into a concession agreement with the local government of the county of Tulcea, Romania.  The concession agreement gives the Company the right to engage in any trade or business on the approximately 1,700 hectares it acquired rights to from its predecessor (see Note 5).  The contract has an initial term of 10 years, extendable at the option of the Company for an additional 5 years, subject to the requirement that the Company invest a minimum of approximately $542,000 at December 31, 2014 exchange rates, over the first three years of the concession contract, to improve the existing structures on the 1,700 hectares that are the subject of the concession.  The Company expects to invest more than the $542,000 minimum required in the concession contract and expects to extend the contract for a full 15 years.  In addition, the concession contract requires a minimum yearly royalty (lease payment) of approximately $81,000 per year, at December 31, 2014 exchange rates.  The local governing body has limited veto rights over what customers the Company may sell the agricultural and aquaculture products its produces, but has no ability to set prices.  In addition to the minimum royalty (lease) payment, the Company also must pay a royalty to the local governing body in the amount of approximately $5.96 per gross tonne for the reeds harvested on the land under the concession contract.

Rent expense under the concession for the three months ended March 31, 2015 and 2014 was approximately $20,000 and nil, respectively and approximately $10,000 was included in the reed cost inventory at March 31, 2015.

Note 9. Subsequent Event

In April and May, 2015, the Company received gross proceeds of approximately $259,000 from its controlling shareholder and issued one and three year promissory notes in the same amount.  The terms of the notes were comparable to those issued in 2014 and 2015 under Note 6.

In June 2015, the majority shareholder of the Company entered into an Agreement with Speed Flyer Limited, a Seychelles Corporation (“SFL”) in which the shareholder agreed to exchange 97.6% of the outstanding shares of the Company for 80% of the issued and outstanding shares of SFL.  Immediately subsequent to the acquisition of the Company by SFL, SFL entered into an agreement with Artex Corp., a Nevada Corporation (“Artex”), in which Artex agreed to issue 800,000 shares of its common stock in exchange for the common shares representing 97.6% of the Company, at which point the Company became a 97.6% owned subsidiary of Artex.  The effect of the transaction was such that the former majority shareholder of the Company became the majority shareholder of Artex, at which point, Artex was no longer a public shell as it has succeeded to the business of the Company.  Because the former controlling shareholder of the Company is now the controlling shareholder of Artex, the merger will be accounted for as a recapitalization of the Company, and will therefore not be accounted as a purchased business combination.